UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2013

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444-8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d - (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - (c))

Item 3.02.  Unregistered Sales of Equity Securities.

On January 7, 2012, Applied DNA Sciences, Inc. (the “Company”) completed the second closing (“Second Closing”) of its transaction with Crede CG II, Ltd. (“Crede”) and sold 5,500 shares of Series A Convertible Preferred Stock (“Series A Preferred”) to Crede at a price of $1,000 per share. The Company received  gross proceeds of $5,500,000. On January 8, 2012, the Company exercised its option and converted the Series A Preferred held by Crede into 25,462,963 shares of the Company’s Common Stock, $.001 par value (“Common Stock”), at a conversion price of $0.216 per share.

As previously reported on its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 29, 2012, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Crede dated November 28, 2012 pursuant to which Crede agreed to purchase the Series A Preferred on the first business day following the date a registration statement covering the resale of all shares of Common Stock issuable pursuant to the Purchase Agreement, including those underlying the Series A Preferred and Series A, B and C Warrants, is declared effective by the SEC. The Company’s registration statement on Form S-3 was declared effective by the SEC on January 4, 2013.

Pursuant to the Purchase Agreement, Crede purchased at the initial closing held on November 29, 2012 (“Initial Closing”) 10,752,688 shares of the Company’s Common Stock at a price of $.0.186 per share, resulting in gross proceeds to the Company of $2,000,000. In addition, at the Initial Closing, Crede was issued (i) five year Series A Warrants allowing it to initially purchase 10,752,688 shares of Common Stock at a price of $0.2232 per share, (ii) five year Series B Warrants allowing it to initially purchase 29,569,892 shares of Common Stock at a price of $0.2232 which became exercisable at the Second Closing and (iii) Series C Warrants to initially purchase 26,881,720 shares of Common Stock which will become exercisable for six months after the eleventh trading day following the Second Closing. It is the Company’s intention to repurchase the Series C Warrants for $50,000 at the close of trading on the tenth trading day following the Second Closing. Crede may also exchange the Warrants for Common Stock pursuant to a Black-Scholes formula. The Series A, B and C Warrants each contain a 9.9%  “blocker” so that in no event shall any of the Warrants be exercisable or exchangeable into or for Common Stock to the extent that such exercise or exchange would result in Crede having “beneficial ownership” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 9.9% of the Company’s Common Stock.

The Company’s issuance of the Series A Preferred is exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the exemption from registration provided by Section 4(2) of the Act and by Rule 506 of Regulation D promulgated under the Act. Crede represented that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward
James A. Hayward Chief Executive Officer

Date: January 9, 2013